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                                                                   EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 25, 1997, with respect to the combined financial statements of National Cellular, Inc., Telephone Warehouse, Inc., Telephone Warehouse-San Antonio, Inc., and Telephone Warehouse-KC, Inc. in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-34595) and related Prospectus of Let's Talk Cellular & Wireless, Inc. for the registration of 3,000,000 shares of its Common Stock.


                                                /s/ ERNST & YOUNG LLP




Dallas, Texas
November 21, 1997